UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane Austin, Texas	78752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On January 16, 2009, Citizens, Inc. (“Citizens”) issued a news release (the “Release”) reporting, among other things, it has reached a definitive agreement to acquire all outstanding shares of Integrity Capital Corporation (“Integrity Capital”) in exchange for shares of Citizens Class A Common stock. Integrity Capital is the parent of Integrity Capital Insurance Company, an Indiana life insurance company.

The agreement is subject to approval by Integrity Capital’s shareholders and insurance regulatory authorities in Indiana. In consideration of this transaction, all Integrity Capital shareholders will receive one share of Citizens stock for three shares of Integrity Capital stock. The transaction is valued at approximately $9.7 million.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.8	News Release issued by Citizens, Inc. on January 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Rick D. Riley

Rick D. Riley, Vice Chairman and President
Date: January 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.8	News Release issued by Citizens, Inc. on January 16, 2009

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